EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Third
Quarter 2016 Results

For the Quarter Ended September 30, 2016
(Compared to the Quarter Ended September 30, 2015)

—	Consolidated Net Revenue Increased 2.6% to $2.97 Billion, Net Income was $605.5 Million

—	GAAP Earnings per Diluted Share was $0.65; Adjusted Earnings per Diluted Share was $0.72; and Hold-Normalized Adjusted Earnings per Diluted Share was $0.64

—	Consolidated Adjusted Property EBITDA Increased 8.6% to $1.14 Billion, With Margin Expanding 210 Basis Points to 38.5%

—	Hold-Normalized Adjusted Property EBITDA was $1.06 Billion, With Margin of 37.3%

In Macao:
—	Adjusted Property EBITDA Increased 15.3% to $628.5 Million, While Hold-Normalized Adjusted Property EBITDA Increased 5.2% to $564.5 Million

—	Strong Cost Discipline Drove a 170 Basis Point Improvement in Hold-Normalized Adjusted Property EBITDA Margin to 34.7%

—	The Parisian Macao Generated Adjusted Property EBITDA of $19.2 Million During First 18 Days of Operation

At Marina Bay Sands in Singapore:
—	Adjusted Property EBITDA was $390.7 Million, While Hold-Normalized Adjusted Property EBITDA was $367.8 Million

At Our Las Vegas Operating Properties:
—	Adjusted Property EBITDA Increased 6.9% to $85.3 Million, While Hold-Normalized Adjusted Property EBITDA was $88.6 Million

—	The Company Paid Dividends of $0.72 per Share

—	The Company’s Board of Directors Announced an Increase in the Company’s Recurring Common Stock Dividend for the 2017 Calendar Year of $0.04 to $2.92 ($0.73 per Share per Quarter)

Las Vegas, NV (November 3, 2016) — Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended September 30, 2016.

Third Quarter Overview
Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are pleased to have continued to execute our strategic objectives this quarter and to have delivered a solid operating performance in each of our markets, which enabled us to generate $1.14 billion in adjusted property EBITDA for the quarter, an increase of 8.6% compared to the third quarter of 2015. Importantly, the operating environment in Macao continued to improve during the quarter, particularly in the mass segment, as the Macao market exhibited growth in total gaming revenue, overnight visitation, and length of stay. Our Macao portfolio experienced strong visitation and enjoyed the benefits of our market-leading hotel, retail and entertainment offerings while generating $628.5 million in adjusted property EBITDA, an increase of 15.3% over the same quarter last year.

“The Parisian Macao, our latest Integrated Resort on the Cotai Strip in Macao, opened on September 13, 2016, expanding our hotel, group meeting retail and entertainment offerings, and contributing more than $19 million of adjusted property EBITDA (at an EBITDA margin of 28.0%) during its first 18 days of operation. We are pleased to have had the opportunity to invest approximately $13 billion in Macao, contributing to Macao’s diversification and appeal as a business and leisure tourism destination. We remain confident that our market-leading Cotai Strip properties will continue to provide the economic benefits of diversification to Macao, help attract greater numbers of business and leisure travelers, and provide both Macao and our company an outstanding and diversified platform for growth in the years ahead.

“We remain steadfast in our focus on the consistent execution of our proven global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model. Our business model generates the industry’s most diversified set of cash flows and delivers the industry’s highest revenue and profit from non-gaming segments, while bringing unsurpassed economic and diversification benefits to the regions in which we operate. We remain confident in our ability to further extend our global leadership position and deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to continue the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy. Accordingly, I am extremely pleased to announce that the company’s Board of Directors has increased the company’s recurring common stock dividend for the 2017 calendar year to $2.92 per share, or $0.73 per quarter.”

The company paid a recurring quarterly dividend of $0.72 per common share during the quarter. The company announced that its next recurring quarterly dividend of $0.72 per common share will be paid on December 30, 2016, to Las Vegas Sands shareholders of record on December 21, 2016.

Marina Bay Sands in Singapore continues to attract visitors from across the region to Singapore. Consistent mass win-per-day of $4.8 million and strength in non-gaming revenues, including a 10.4% increase in RevPAR, and higher win percentage in the rolling gaming segment contributed to an adjusted property EBITDA performance of $390.7 million, up 0.3% compared to the same quarter last year.

At The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, an 8.9% year-over-year increase in RevPAR to $232, and growth in slot volumes and non-Baccarat table win, drove a 6.9% increase in adjusted property EBITDA during the quarter.

Company-Wide Operating Results

Net revenue for the third quarter of 2016 increased 2.6% to $2.97 billion, compared to $2.89 billion in the third quarter of 2015. Net income decreased 2.1% to $605.5 million in the third quarter of 2016, compared to $618.2 million in the year-ago quarter.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the third quarter of 2016 decreased 2.6% to $719.6 million, compared to $739.1 million in the third quarter of 2015. The modest decrease in operating income was a result of higher pre-opening and depreciation and amortization expenses during the third quarter of 2016, partially offset by stronger results across the company’s Macao and Las Vegas property portfolios. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.14 billion increased 8.6% in the third quarter of 2016, compared to the year-ago quarter. On a hold-normalized basis, adjusted property EBITDA decreased 2.6% to $1.06 billion in the third quarter of 2016.

On a GAAP basis, net income attributable to Las Vegas Sands in the third quarter of 2016 decreased 1.2% to $513.4 million, compared to $519.4 million in the third quarter of 2015, while diluted earnings per share in the third quarter of 2016 of $0.65, was unchanged compared to the prior-year quarter. The decrease in net income attributable to Las Vegas Sands reflected the decline in operating income described above, partially offset by a decrease in net income attributable to noncontrolling interests and a slightly lower tax expense.

Adjusted net income (a non-GAAP measure) increased 8.0% to $572.2 million, or $0.72 per diluted share, compared to $529.8 million, or $0.66 per diluted share, in the third quarter of 2015.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. (SCL) increased 3.6% to $1.72 billion in the third quarter of 2016, compared to $1.66 billion in the third quarter of 2015. Net income for SCL decreased 5.5% to $324.3 million in the third quarter of 2016, compared to $343.2 million in the third quarter of 2015.

The Venetian Macao Third Quarter Operating Results

The property generated revenue of $772.5 million and adjusted property EBITDA of $314.8 million in the third quarter, with an adjusted property EBITDA margin of 40.8%. Non-Rolling Chip drop was $1.71 billion for the quarter, with a Non-Rolling Chip win percentage of 25.6%. Rolling Chip volume during the quarter was essentially flat at $6.87 billion. Rolling Chip win percentage was 3.75% in the quarter, above the 3.08% experienced in the prior-year quarter. Slot handle was $957.5 million.

The following table summarizes the key operating results for The Venetian Macao for the third quarter of 2016 compared to the third quarter of 2015:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$669.8	$590.0	$79.8	13.5%
Rooms	46.8	53.6	(6.8)	-12.7%
Food and Beverage	21.5	20.5	1.0	4.9%
Mall	52.3	50.4	1.9	3.8%
Convention, Retail and Other	23.0	21.5	1.5	7.0%
Less - Promotional Allowances	(40.9)	(36.4)	(4.5)	-12.4%
Net Revenues	$772.5	$699.6	$72.9	10.4%

Adjusted Property EBITDA	$314.8	$256.4	$58.4	22.8%
EBITDA Margin %	40.8%	36.6%		4.2 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,868.3	$6,876.4	$(8.1)	-0.1%
Rolling Chip Win %(1)	3.75%	3.08%		0.67 pts

Non-Rolling Chip Drop	$1,713.8	$1,741.5	$(27.7)	-1.6%
Non-Rolling Chip Win %	25.6%	23.4%		2.2 pts

Slot Handle	$957.5	$1,047.8	$(90.3)	-8.6%
Slot Hold %	4.7%	4.8%		-0.1 pts

Hotel Statistics

Occupancy %	93.2%	84.5%		8.7 pts
Average Daily Rate (ADR)	$209	$239	$(30)	-12.6%
Revenue per Available Room (RevPAR)	$195	$202	$(7)	-3.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Third Quarter Operating Results

Revenue and adjusted property EBITDA for the third quarter of 2016 at Sands Cotai Central were $517.5 million and $176.6 million, respectively, resulting in an adjusted property EBITDA margin of 34.1%.

Non-Rolling Chip drop was $1.56 billion in the third quarter, with a Non-Rolling Chip win percentage of 20.2%. Rolling Chip volume was $2.82 billion for the quarter, with a Rolling Chip win percentage of 4.16%. Slot handle was $1.48 billion for the quarter. Hotel occupancy was 89.2% with an ADR of $145.

The following table summarizes our key operating results for Sands Cotai Central for the third quarter of 2016 compared to the third quarter of 2015:
	Three Months Ended
Sands Cotai Central Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$443.2	$475.1	$(31.9)	-6.7%
Rooms	72.9	68.7	4.2	6.1%
Food and Beverage	26.0	25.2	0.8	3.2%
Mall	15.2	15.8	(0.6)	-3.8%
Convention, Retail and Other	5.6	5.7	(0.1)	-1.8%
Less - Promotional Allowances	(45.4)	(40.3)	(5.1)	-12.7%
Net Revenues	$517.5	$550.2	$(32.7)	-5.9%

Adjusted Property EBITDA	$176.6	$170.5	$6.1	3.6%
EBITDA Margin %	34.1%	31.0%		3.1 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,817.0	$4,640.5	$(1,823.5)	-39.3%
Rolling Chip Win %(1)	4.16%	3.54%		0.62 pts

Non-Rolling Chip Drop	$1,557.5	$1,458.7	$98.8	6.8%
Non-Rolling Chip Win %	20.2%	21.9%		-1.7 pts

Slot Handle	$1,476.7	$1,503.6	$(26.9)	-1.8%
Slot Hold %	3.6%	3.7%		-0.1 pts

Hotel Statistics

Occupancy %	89.2%	86.5%		2.7 pts
Average Daily Rate (ADR)	$145	$152	$(7)	-4.6%
Revenue per Available Room (RevPAR)	$129	$131	$(2)	-1.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

The Parisian Macao Third Quarter Operating Results

The Parisian Macao opened on September 13, 2016, and the third quarter results reflect its first 18 days of operation. Revenue and adjusted property EBITDA at The Parisian Macao were $68.6 million and $19.2 million, respectively, resulting in an adjusted property EBITDA margin of 28.0%.

Non-Rolling Chip drop was $189.8 million with a Non-Rolling Chip win percentage of 19.9%. Rolling Chip volume was $748.4 million with a Rolling Chip win percentage of 3.01%. Slot handle was $171.2 million and hotel occupancy was 87.5% with an ADR of $138.

The following table summarizes our key operating results for The Parisian Macao in the third quarter of 2016:

18-Day Period Ended
The Parisian Macao Operations	September 30,
(Dollars in millions)	2016
Revenues:
Casino	$58.1
Rooms	5.8
Food and Beverage	3.5
Mall	5.4
Convention, Retail and Other	1.1
Less - Promotional Allowances	(5.3)
Net Revenues	$68.6

Adjusted Property EBITDA	$19.2
EBITDA Margin %	28.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$748.4
Rolling Chip Win %(1)	3.01%

Non-Rolling Chip Drop	$189.8
Non-Rolling Chip Win %	19.9%

Slot Handle	$171.2
Slot Hold %	5.2%

Hotel Statistics

Occupancy %	87.5%
Average Daily Rate (ADR)	$138
Revenue per Available Room (RevPAR)	$121

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino Third Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated revenue of $161.2 million and adjusted property EBITDA of $62.5 million in the third quarter of 2016. Non-Rolling Chip drop was $269.9 million, with a Non-Rolling Chip win percentage of 23.8%. Rolling Chip volume was $2.01 billion for the quarter. Rolling Chip win percentage was 3.67% in the quarter, above the 3.13% experienced in the prior-year quarter. Slot handle was $113.1 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2016 compared to the third quarter of 2015:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$123.7	$129.6	$(5.9)	-4.6%
Rooms	9.7	10.9	(1.2)	-11.0%
Food and Beverage	6.4	6.5	(0.1)	-1.5%
Mall	31.3	32.0	(0.7)	-2.2%
Convention, Retail and Other	0.7	0.8	(0.1)	-12.5%
Less - Promotional Allowances	(10.6)	(11.9)	1.3	10.9%
Net Revenues	$161.2	$167.9	$(6.7)	-4.0%

Adjusted Property EBITDA	$62.5	$58.8	$3.7	6.3%
EBITDA Margin %	38.8%	35.0%		3.8 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,006.5	$2,821.7	$(815.2)	-28.9%
Rolling Chip Win %(1)	3.67%	3.13%		0.54 pts

Non-Rolling Chip Drop	$269.9	$280.9	$(11.0)	-3.9%
Non-Rolling Chip Win %	23.8%	25.4%		-1.6 pts

Slot Handle	$113.1	$111.8	$1.3	1.2%
Slot Hold %	5.5%	7.3%		-1.8 pts

Hotel Statistics

Occupancy %	80.8%	86.5%		-5.7 pts
Average Daily Rate (ADR)	$345	$363	$(18)	-5.0%
Revenue per Available Room (RevPAR)	$279	$314	$(35)	-11.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Third Quarter Operating Results

Sands Macao’s revenue was $167.4 million and adjusted property EBITDA was $45.7 million. Non-Rolling Chip drop was $670.9 million during the quarter, while slot handle was $664.9 million. Rolling Chip volume was $1.42 billion for the quarter. The property realized 2.03% win on Rolling Chip volume during the quarter, below the 3.57% generated in the year-ago quarter.

The following table summarizes our key operating results for Sands Macao for the third quarter of 2016 compared to the third quarter of 2015:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$162.4	$200.8	$(38.4)	-19.1%
Rooms	4.9	6.0	(1.1)	-18.3%
Food and Beverage	6.7	8.6	(1.9)	-22.1%
Convention, Retail and Other	1.9	2.6	(0.7)	-26.9%
Less - Promotional Allowances	(8.5)	(10.6)	2.1	19.8%
Net Revenues	$167.4	$207.4	$(40.0)	-19.3%

Adjusted Property EBITDA	$45.7	$51.1	$(5.4)	-10.6%
EBITDA Margin %	27.3%	24.7%		2.6 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,415.6	$2,058.1	$(642.5)	-31.2%
Rolling Chip Win %(1)	2.03%	3.57%		-1.54 pts

Non-Rolling Chip Drop	$670.9	$759.7	$(88.8)	-11.7%
Non-Rolling Chip Win %	19.3%	17.2%		2.1 pts

Slot Handle	$664.9	$710.2	$(45.3)	-6.4%
Slot Hold %	3.3%	3.7%		-0.4 pts

Hotel Statistics

Occupancy %	97.9%	99.8%		-1.9 pts
Average Daily Rate (ADR)	$190	$226	$(36)	-15.9%
Revenue per Available Room (RevPAR)	$186	$226	$(40)	-17.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands generated revenue of $762.6 million and adjusted property EBITDA of $390.7 million.

Rolling Chip win percentage of 3.25% in the third quarter of 2016 was above the expected range and the 2.61% achieved in the third quarter of 2015. Rolling Chip volume was $7.26 billion for the quarter.

Non-Rolling Chip drop was $985.0 million during the quarter, with a Non-Rolling Chip win percentage of 28.8%. Slot handle increased 1.4% to $3.46 billion for the quarter compared to the year-ago quarter. Total mass win-per-day during the quarter was $4.8 million, consistent with the same quarter last year.

ADR was $475 during the quarter, while occupancy increased to 98.3%, resulting in a RevPAR increase of 10.4% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the third quarter of 2016 compared to the third quarter of 2015:

	Three Months Ended
Marina Bay Sands Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$591.4	$584.9	$6.5	1.1%
Rooms	109.0	98.7	10.3	10.4%
Food and Beverage	54.0	51.1	2.9	5.7%
Mall	42.3	41.5	0.8	1.9%
Convention, Retail and Other	27.0	23.4	3.6	15.4%
Less - Promotional Allowances	(61.1)	(48.9)	(12.2)	-24.9%
Net Revenues	$762.6	$750.7	$11.9	1.6%

Adjusted Property EBITDA	$390.7	$389.7	$1.0	0.3%
EBITDA Margin %	51.2%	51.9%		-0.7 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,257.7	$11,436.4	$(4,178.7)	-36.5%
Rolling Chip Win %(1)	3.25%	2.61%		0.64 pts

Non-Rolling Chip Drop	$985.0	$1,071.7	$(86.7)	-8.1%
Non-Rolling Chip Win %	28.8%	27.0%		1.8 pts

Slot Handle	$3,457.1	$3,409.3	$47.8	1.4%
Slot Hold %	4.5%	4.4%		0.1 pts

Hotel Statistics

Occupancy %	98.3%	98.0%		0.3 pts
Average Daily Rate (ADR)	$475	$432	$43	10.0%
Revenue per Available Room (RevPAR)	$467	$423	$44	10.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Third Quarter Operating Results

Revenue and adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, were $383.2 million and $85.3 million, respectively, for the quarter. RevPAR increased 8.9% year-over-year to $232 in the quarter, reflecting an 8.1% increase in ADR to $240 and a 0.5 percentage point increase in occupancy to 96.5%.  Table games drop decreased 29.1% in the quarter to $430.8 million, reflecting softer play in the Baccarat segment, while slot handle increased 6.8% to $633.8 million.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2016 compared to the third quarter of 2015:
	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$122.0	$127.9	$(5.9)	-4.6%
Rooms	149.4	138.0	11.4	8.3%
Food and Beverage	57.8	69.1	(11.3)	-16.4%
Convention, Retail and Other	81.7	76.0	5.7	7.5%
Less - Promotional Allowances	(27.7)	(25.5)	(2.2)	-8.6%
Net Revenues	$383.2	$385.5	$(2.3)	-0.6%

Adjusted Property EBITDA	$85.3	$79.8	$5.5	6.9%
EBITDA Margin %	22.3%	20.7%		1.6 pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$430.8	$607.9	$(177.1)	-29.1%
Table Games Win %(1)	20.0%	16.9%		3.1 pts

Slot Handle	$633.8	$593.7	$40.1	6.8%
Slot Hold %	8.2%	8.2%		0.0 pts

Hotel Statistics

Occupancy %	96.5%	96.0%		0.5 pts
Average Daily Rate (ADR)	$240	$222	$18	8.1%
Revenue per Available Room (RevPAR)	$232	$213	$19	8.9%

(1)	This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% (calculated before discounts).

Sands Bethlehem Third Quarter Operating Results

Revenue for Sands Bethlehem in Pennsylvania increased 1.6% to $146.3 million and adjusted property EBITDA also increased 1.6% to $38.1 million for the quarter. Table games drop decreased 2.4% to $283.7 million for the quarter, while table games win percentage was 19.6%, above the 18.7% realized in the third quarter of 2015. Slot handle increased 4.9% year-over-year to $1.17 billion for the quarter, with a slot hold percentage of 6.7%.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2016 compared to the third quarter of 2015:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$135.9	$134.3	$1.6	1.2%
Rooms	3.9	4.0	(0.1)	-2.5%
Food and Beverage	7.4	7.0	0.4	5.7%
Mall	1.2	1.2	-	0.0%
Convention, Retail and Other	5.3	5.2	0.1	1.9%
Less - Promotional Allowances	(7.4)	(7.7)	0.3	3.9%
Net Revenues	$146.3	$144.0	$2.3	1.6%

Adjusted Property EBITDA	$38.1	$37.5	$0.6	1.6%
EBITDA Margin %	26.1%	26.1%		0.0 pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$283.7	$290.7	$(7.0)	-2.4%
Table Games Win %(1)	19.6%	18.7%		0.9 pts

Slot Handle	$1,169.2	$1,114.6	$54.6	4.9%
Slot Hold %	6.7%	7.0%		-0.3 pts

Hotel Statistics

Occupancy %	97.2%	96.8%		0.4 pts
Average Daily Rate (ADR)	$164	$151	$13	8.6%
Revenue per Available Room (RevPAR)	$160	$146	$14	9.6%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao, Sands Cotai Central and The Parisian Macao) and Marina Bay Sands in Singapore was $146.2 million for the third quarter of 2016, an increase of 5.0% compared to the third quarter of 2015. Operating profit derived from these retail mall assets increased 3.8% year-over-year to $129.8 million.

	For The Three Months Ended September 30, 2016					TTM September 30, 2016
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$52.1	$46.9	90.0%	781,304	97.1%	$1,359

Shoppes at Four Seasons
Luxury Retail	21.5	20.3	94.4%	142,562	100.0%	4,135
Other Stores	9.8	8.9	90.8%	116,848	93.9%	1,440
Total	31.3	29.2	93.3%	259,410	97.3%	2,971

Shoppes at Cotai Central(3)	15.1	13.0	86.1%	407,102	98.2%	868

Shoppes at Parisian(4)	5.4	3.6	66.7%	299,458	92.6%	N/A

Total Cotai Strip in Macao	103.9	92.7	89.2%	1,747,274	96.6%	1,565

The Shoppes at Marina Bay Sands	42.3	37.1	87.7%	618,649	97.2%	1,396

Total	$146.2	$129.8	88.8%	2,365,923	96.7%	$1,515

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4)	The Shoppes at Parisian opened in September 2016.

Other Factors Affecting Earnings

Ferry Operations and Other, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $9.7 million during the quarter, compared to $8.4 million in the third quarter of 2015.

Pre-opening expense was $85.9 million in the third quarter of 2016, primarily related to The Parisian Macao.

Depreciation and amortization expense was $277.8 million in the third quarter of 2016, compared to $247.7 million in the third quarter of 2015.

Interest expense, net of amounts capitalized, was $65.2 million for the third quarter of 2016, compared to $67.0 million in the prior-year quarter. Capitalized interest was $11.4 million during the third quarter of 2016, compared to $7.1 million during the third quarter of 2015. Our weighted average borrowing cost in the third quarter of 2016 was approximately 2.9%.

Corporate expense was $39.1 million in the third quarter of 2016, compared to $37.5 million in the third quarter of 2015.

The company’s effective income tax rate for the third quarter of 2016 was 10.3% compared to 10.5% in the prior-year quarter. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the third quarter of 2016 of $92.2 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2016 were $1.79 billion.

As of September 30, 2016, total debt outstanding, including the current portion and net of deferred financing costs and original issue discount, was $9.76 billion.

Capital Expenditures

Capital expenditures during the third quarter totaled $397.1 million, including construction, development and maintenance activities of $348.1 million in Macao (principally for The Parisian Macao), $21.3 million in Las Vegas, $20.5 million at Marina Bay Sands, and $7.2 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Thursday, November 3, 2016 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our ability to meet certain development deadlines, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants and many other amenities.

Our properties include The Venetian and The Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd.(HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central, and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through its Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2016 Results
Non-GAAP Measures

Within the Company’s third quarter 2016 press release, the Company makes reference to certain non-GAAP financial measures that supplement the Company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The Company believes these measures represent important internal measures of financial performance. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G, Item 10(e) from Regulation S-K and Item 2.02 of Form 8-K. Set forth in the financial schedules accompanying this release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the Company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the Company’s operations and operating performance. These non-GAAP financial measures are presented so that investors have the same financial data that management uses in evaluating financial performance with the belief that it will assist the investment community in properly assessing the underlying financial performance of the Company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain non-recurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and fair value adjustment of forward contracts, attributable to Las Vegas Sands, net of income tax. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of gaming companies, as these non-GAAP measures are considered by many as an alternative measure on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Las Vegas Sands Corp., have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The Company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands Corp. may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 2.85% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 2.7% to 3.0% for our Macao and Singapore properties, and applying a win percentage of 25.0% for Baccarat and 18.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 21.0% to 29.0% for Baccarat and 16.0% to 20.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The Company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The Company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Casino	$2,306,534	$2,242,571	$6,405,866	$6,920,757
Rooms	402,392	379,878	1,123,432	1,102,550
Food and beverage	183,415	188,073	558,677	555,902
Mall	147,368	140,556	421,888	403,652
Convention, retail and other	141,004	129,761	389,041	389,412
	3,180,713	3,080,839	8,898,904	9,372,273
Less - promotional allowances	(212,171)	(187,156)	(564,041)	(545,547)
	2,968,542	2,893,683	8,334,863	8,826,726
Operating expenses:
Resort operations	1,828,523	1,846,208	5,331,837	5,725,206
Corporate	39,110	37,488	208,114	127,276
Pre-opening	85,861	9,627	127,700	29,860
Development	2,371	3,147	6,758	7,028
Depreciation and amortization	277,751	247,698	792,498	750,212
Amortization of leasehold interests in land	9,728	9,737	28,623	29,060
Loss on disposal of assets	5,621	709	15,425	18,590
	2,248,965	2,154,614	6,510,955	6,687,232
Operating income	719,577	739,069	1,823,908	2,139,494
Other income (expense):
Interest income	2,299	2,158	6,328	12,598
Interest expense, net of amounts capitalized	(65,189)	(66,962)	(197,874)	(199,018)
Other income (expense)	21,514	16,275	(33,075)	31,589
Loss on modification or early retirement of debt	(3,416)	-	(3,416)	-
Income before income taxes	674,785	690,540	1,595,871	1,984,663
Income tax expense	(69,272)	(72,347)	(187,008)	(173,941)
Net income	605,513	618,193	1,408,863	1,810,722
Net income attributable to noncontrolling interests	(92,156)	(98,835)	(247,373)	(310,268)
Net income attributable to Las Vegas Sands Corp.	$513,357	$519,358	$1,161,490	$1,500,454

Earnings per share:
Basic	$0.65	$0.65	$1.46	$1.88
Diluted	$0.65	$0.65	$1.46	$1.88

Weighted average shares outstanding:
Basic	794,659,426	796,559,738	794,576,430	797,400,090
Diluted	795,136,252	797,302,248	795,144,575	798,263,294

Dividends declared per common share	$0.72	$0.65	$2.16	$1.95

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure and Supplemental Data
(In thousands)
(Unaudited)

Net Revenues
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
The Venetian Macao	$772,482	$699,553	$2,187,538	$2,226,198
Sands Cotai Central	517,540	550,159	1,520,499	1,676,154
The Parisian Macao	68,608	-	68,608	-
Four Seasons Hotel Macao and Plaza Casino	161,213	167,947	434,486	533,314
Sands Macao	167,376	207,364	527,426	674,289
Ferry Operations and Other	46,400	43,422	126,076	117,428
Macao Operations	1,733,619	1,668,445	4,864,633	5,227,383

Marina Bay Sands	762,606	750,677	2,076,394	2,248,535
Las Vegas Operating Properties	383,234	385,472	1,124,642	1,107,871
Sands Bethlehem	146,342	144,003	431,545	409,204
Intersegment Eliminations	(57,259)	(54,914)	(162,351)	(166,267)
	$2,968,542	$2,893,683	$8,334,863	$8,826,726

Adjusted Property EBITDA
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
The Venetian Macao	$314,801	$256,381	$827,004	$781,313
Sands Cotai Central	176,606	170,457	484,167	490,577
The Parisian Macao	19,190	-	19,190	-
Four Seasons Hotel Macao and Plaza Casino	62,527	58,785	154,401	177,591
Sands Macao	45,725	51,132	125,272	174,794
Ferry Operations and Other	9,662	8,427	24,457	16,780
Macao Operations	628,511	545,182	1,634,491	1,641,055

Marina Bay Sands	390,660	389,717	1,022,565	1,168,243
Las Vegas Operating Properties	85,307	79,790	244,690	208,065
Sands Bethlehem	38,129	37,530	113,531	101,522
	$1,142,607	$1,052,219	$3,015,277	$3,118,885

Adjusted Property EBITDA as a Percentage of Net Revenues
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
The Venetian Macao	40.8%	36.6%	37.8%	35.1%
Sands Cotai Central	34.1%	31.0%	31.8%	29.3%
The Parisian Macao	28.0%	-	28.0%	-
Four Seasons Hotel Macao and Plaza Casino	38.8%	35.0%	35.5%	33.3%
Sands Macao	27.3%	24.7%	23.8%	25.9%
Ferry Operations and Other	20.8%	19.4%	19.4%	14.3%
Macao Operations	36.3%	32.7%	33.6%	31.4%

Marina Bay Sands	51.2%	51.9%	49.2%	52.0%
Las Vegas Operating Properties	22.3%	20.7%	21.8%	18.8%
Sands Bethlehem	26.1%	26.1%	26.3%	24.8%

Total	38.5%	36.4%	36.2%	35.3%

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Room Statistics:
The Venetian Macao:
Occupancy %	93.2%	84.5%	83.7%	84.2%
Average daily room rate (ADR) (1)	$209	$239	$215	$249
Revenue per available room (RevPAR) (2)	$195	$202	$180	$210

Sands Cotai Central:
Occupancy %	89.2%	86.5%	80.9%	82.3%
Average daily room rate (ADR) (1)	$145	$152	$149	$160
Revenue per available room (RevPAR) (2)	$129	$131	$121	$131

The Parisian Macao:
Occupancy %	87.5%	0.0%	87.5%	0.0%
Average daily room rate (ADR) (1)	$138	$-	$138	$-
Revenue per available room (RevPAR) (2)	$121	$-	$121	$-

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	80.8%	86.5%	73.0%	82.4%
Average daily room rate (ADR) (1)	$345	$363	$348	$384
Revenue per available room (RevPAR) (2)	$279	$314	$254	$316

Sands Macao:
Occupancy %	97.9%	99.8%	96.6%	99.3%
Average daily room rate (ADR) (1)	$190	$226	$200	$224
Revenue per available room (RevPAR) (2)	$186	$226	$193	$222

Marina Bay Sands:
Occupancy %	98.3%	98.0%	97.6%	96.2%
Average daily room rate (ADR) (1)	$475	$432	$415	$408
Revenue per available room (RevPAR) (2)	$467	$423	$405	$393

Las Vegas Operating Properties:
Occupancy %	96.5%	96.0%	94.5%	91.7%
Average daily room rate (ADR) (1)	$240	$222	$244	$232
Revenue per available room (RevPAR) (2)	$232	$213	$230	$212

Sands Bethlehem:
Occupancy %	97.2%	96.8%	94.9%	91.1%
Average daily room rate (ADR) (1)	$164	$151	$159	$151
Revenue per available room (RevPAR) (2)	$160	$146	$151	$137

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$11,930	$10,743	$11,382	$11,969
Slot machine win per unit per day (4)	$268	$252	$263	$259
Average number of table games	635	627	643	612
Average number of slot machines	1,819	2,158	1,900	2,129

Sands Cotai Central:
Table games win per unit per day (3)	$9,784	$10,591	$9,212	$10,779
Slot machine win per unit per day (4)	$331	$350	$321	$348
Average number of table games	480	496	504	505
Average number of slot machines	1,752	1,709	1,850	1,704

The Parisian Macao:
Table games win per unit per day (3)	$8,289	$-	$8,289	$-
Slot machine win per unit per day (4)	$327	$-	$327	$-
Average number of table games	404	-	404	-
Average number of slot machines	1,517	-	1,517	-

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$16,126	$15,344	$14,580	$16,015
Slot machine win per unit per day (4)	$462	$501	$449	$511
Average number of table games	93	113	96	122
Average number of slot machines	147	177	147	159

Sands Macao:
Table games win per unit per day (3)	$7,046	$8,053	$7,297	$8,717
Slot machine win per unit per day (4)	$274	$287	$267	$287
Average number of table games	244	276	257	282
Average number of slot machines	879	1,006	906	957

Marina Bay Sands:
Table games win per unit per day (3)	$9,576	$10,560	$8,883	$10,856
Slot machine win per unit per day (4)	$680	$662	$664	$658
Average number of table games	590	605	595	595
Average number of slot machines	2,487	2,445	2,463	2,413

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,724	$4,551	$3,001	$3,644
Slot machine win per unit per day (4)	$284	$241	$275	$229
Average number of table games	251	245	246	245
Average number of slot machines	1,989	2,196	2,001	2,232

Sands Bethlehem:
Table games win per unit per day (3)	$3,421	$3,375	$3,404	$3,101
Slot machine win per unit per day (4)	$272	$284	$278	$275
Average number of table games	177	175	177	176
Average number of slot machines	3,146	2,968	3,049	2,998

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$605,513	$618,193	$1,408,863	$1,810,722
Add (deduct):
Income tax expense	69,272	72,347	187,008	173,941
Loss on modification or early retirement of debt	3,416	-	3,416	-
Other (income) expense	(21,514)	(16,275)	33,075	(31,589)
Interest expense, net of amounts capitalized	65,189	66,962	197,874	199,018
Interest income	(2,299)	(2,158)	(6,328)	(12,598)
Loss on disposal of assets	5,621	709	15,425	18,590
Amortization of leasehold interests in land	9,728	9,737	28,623	29,060
Depreciation and amortization	277,751	247,698	792,498	750,212
Development expense	2,371	3,147	6,758	7,028
Pre-opening expense	85,861	9,627	127,700	29,860
Stock-based compensation (1)	2,588	4,744	12,251	17,365
Corporate expense	39,110	37,488	208,114	127,276
Consolidated Adjusted Property EBITDA	$1,142,607	$1,052,219	$3,015,277	$3,118,885

Hold-normalized casino revenue (2)	(130,317)	10,283
Hold-normalized casino expense (2)	46,785	24,819
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,059,075	$1,087,321

(1)	See Exhibit 7

(2)	See Exhibit 5

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended September 30, 2016

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Operations	$628,511	$(105,692)	$41,692	$564,511
Marina Bay Sands	390,660	(28,662)	5,829	367,827
United States:
Las Vegas Operating Properties	85,307	4,037	(736)	88,608
Sands Bethlehem	38,129	-	-	38,129
United States Property Operations	123,436	4,037	(736)	126,737
	$1,142,607	$(130,317)	$46,785	$1,059,075

	Three Months Ended September 30, 2015

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Operations	$545,182	$(43,578)	$35,115	$536,719
Marina Bay Sands	389,717	27,129	(5,539)	411,307
United States:
Las Vegas Operating Properties	79,790	26,732	(4,757)	101,765
Sands Bethlehem	37,530	-	-	37,530
United States Property Operations	117,320	26,732	(4,757)	139,295
	$1,052,219	$10,283	$24,819	$1,087,321

(1)

For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%. This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat. This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)

Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In thousands, except share and per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015 (1)	2016	2015 (1)
Net income attributable to Las Vegas Sands Corp.	$513,357	$519,358	$1,161,490	$1,500,454

Nonrecurring corporate expense	-	-	78,885	-
Pre-opening expense	85,861	9,627	127,700	29,860
Development expense	2,371	3,147	6,758	7,028
Loss on disposal of assets	5,621	709	15,425	18,590
Fair value adjustment of forward contracts	(10,045)	-	18,069	-
Loss on modification or early retirement of debt	3,416	-	3,416	-
Income tax impact on net income adjustments (2)	(684)	(79)	(20,894)	(201)
Noncontrolling interest impact on net income adjustments	(27,696)	(2,954)	(50,011)	(13,354)
Adjusted net income	$572,201	$529,808	$1,340,838	$1,542,377

Hold-normalized casino revenue (3)	(130,317)	10,283
Hold-normalized casino expense (3)	46,785	24,819
Income tax impact on hold adjustments (2)	2,726	(3,670)
Noncontrolling interest impact on hold adjustments	19,132	2,529
Hold-normalized adjusted net income	$510,527	$563,769

(1)	The information for the three and nine months ended September 30, 2015, has been reclassified to conform to the current presentation.

(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 5

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015 (1)	2016	2015 (1)
Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.65	$0.65	$1.46	$1.88

Nonrecurring corporate expense	-	-	0.10	-
Pre-opening expense	0.11	0.01	0.16	0.04
Development expense	-	-	0.01	0.01
Loss on disposal of assets	-	-	0.02	0.02
Fair value adjustment of forward contracts	(0.01)	-	0.02	-
Loss on modification or early retirement of debt	-	-	-	-
Income tax impact on net income adjustments	-	-	(0.02)	-
Noncontrolling interest impact on net income adjustments	(0.03)	-	(0.06)	(0.02)
Adjusted earnings per diluted share	$0.72	$0.66	$1.69	$1.93

Hold-normalized casino revenue	(0.16)	0.02
Hold-normalized casino expense	0.06	0.03
Income tax impact on hold adjustments	-	-
Noncontrolling interest impact on hold adjustments	0.02	-
Hold-normalized adjusted earnings per diluted share	$0.64	$0.71

Weighted average diluted shares outstanding	795,136,252	797,302,248	795,144,575	798,263,294

Exhibit 6

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data By Segment
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2016

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$271,014	$39,829	$1,663	$624	$18	$-	$1,653	$-	$314,801
Sands Cotai Central	100,472	70,532	2,126	4,144	(1,329)	-	661	-	176,606
The Parisian Macao	(10,672)	8,899	125	-	20,764	-	74	-	19,190
Four Seasons Hotel Macao and Plaza Casino	50,931	9,730	719	5	912	-	230	-	62,527
Sands Macao	35,337	9,688	374	224	-	-	102	-	45,725
Ferry Operations and Other	(11,891)	3,708	-	17	129	17,561	138	-	9,662
Macao Operations	435,191	142,386	5,007	5,014	20,494	17,561	2,858	-	628,511
Marina Bay Sands	286,559	76,843	4,236	316	-	23,014	(308)	-	390,660
United States:
Las Vegas Operating Properties	81,694	43,837	-	(43)	25	(40,244)	38	-	85,307
Sands Bethlehem	30,862	7,255	-	-	12	-	-	-	38,129
United States Property Operations	112,556	51,092	-	(43)	37	(40,244)	38	-	123,436
Other Development	(68,310)	124	485	-	67,701	-	-	-	-
Corporate	(46,419)	7,306	-	334	-	(331)	-	39,110	-
	$719,577	$277,751	$9,728	$5,621	$88,232	$-	$2,588	$39,110	$1,142,607

	Three Months Ended September 30, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$213,653	$39,083	$1,665	$172	$-	$-	$1,808	$-	$256,381
Sands Cotai Central	94,531	68,894	2,138	566	3,609	-	719	-	170,457
Four Seasons Hotel Macao and Plaza Casino	46,923	9,596	720	-	1,331	-	215	-	58,785
Sands Macao	41,753	8,936	373	(34)	-	-	104	-	51,132
Ferry Operations and Other	(8,872)	3,559	-	8	-	13,640	92	-	8,427
Macao Operations	387,988	130,068	4,896	712	4,940	13,640	2,938	-	545,182
Marina Bay Sands	302,379	58,307	4,227	29	466	24,087	222	-	389,717
United States:
Las Vegas Operating Properties	71,609	44,082	-	1	-	(37,486)	1,584	-	79,790
Sands Bethlehem	30,832	6,700	-	(33)	31	-	-	-	37,530
United States Property Operations	102,441	50,782	-	(32)	31	(37,486)	1,584	-	117,320
Other Development	(8,112)	161	614	-	7,337	-	-	-	-
Corporate	(45,627)	8,380	-	-	-	(241)	-	37,488	-
	$739,069	$247,698	$9,737	$709	$12,774	$-	$4,744	$37,488	$1,052,219

	Nine Months Ended September 30, 2016

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$695,107	$120,016	$4,960	$765	$156	$-	$6,000	$-	$827,004
Sands Cotai Central	255,706	216,598	6,141	4,600	(1,219)	-	2,341	-	484,167
The Parisian Macao	(10,672)	8,899	125	-	20,764	-	74	-	19,190
Four Seasons Hotel Macao and Plaza Casino	119,900	29,179	2,156	17	2,341	-	808	-	154,401
Sands Macao	95,501	27,905	1,119	215	-	-	532	-	125,272
Ferry Operations and Other	(37,575)	10,993	-	(35)	249	50,297	528	-	24,457
Macao Operations	1,117,967	413,590	14,501	5,562	22,291	50,297	10,283	-	1,634,491
Marina Bay Sands	742,759	204,365	12,476	(1,275)	-	64,213	27	-	1,022,565
United States:
Las Vegas Operating Properties	214,857	130,612	-	9,900	961	(113,581)	1,941	-	244,690
Sands Bethlehem	91,031	21,661	-	507	332	-	-	-	113,531
United States Property Operations	305,888	152,273	-	10,407	1,293	(113,581)	1,941	-	358,221
Other Development	(112,671)	151	1,646	-	110,874	-	-	-	-
Corporate	(230,035)	22,119	-	731	-	(929)	-	208,114	-
	$1,823,908	$792,498	$28,623	$15,425	$134,458	$-	$12,251	$208,114	$3,015,277

	Nine Month Ended September 30, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$644,620	$115,403	$4,971	$8,972	$-	$-	$7,347	$-	$781,313
Sands Cotai Central	259,138	209,509	6,216	4,093	8,387	-	3,234	-	490,577
Four Seasons Hotel Macao and Plaza Casino	140,773	28,908	2,140	13	4,763	-	994	-	177,591
Sands Macao	142,586	27,018	1,113	3,170	-	-	907	-	174,794
Ferry Operations and Other	(35,014)	10,542	-	8		40,920	324	-	16,780
Macao Operations	1,152,103	391,380	14,440	16,256	13,150	40,920	12,806	-	1,641,055
Marina Bay Sands	898,583	181,610	12,779	269	1,182	73,169	651	-	1,168,243
United States:
Las Vegas Operating Properties	183,862	131,240	-	2,192	294	(113,357)	3,834	-	208,065
Sands Bethlehem	81,333	20,158	-	(127)	84	-	74	-	101,522
United States Property Operations	265,195	151,398	-	2,065	378	(113,357)	3,908	-	309,587
Other Development	(24,502)	483	1,841	-	22,178	-	-	-	-
Corporate	(151,885)	25,341	-	-	-	(732)	-	127,276	-
	$2,139,494	$750,212	$29,060	$18,590	$36,888	$-	$17,365	$127,276	$3,118,885

(1)

During the three months ended September 30, 2016 and 2015, the Company recorded stock-based compensation expense of $7.0 million and $9.3 million, respectively, of which $4.1 million and $4.4 million, respectively, is included in corporate expense and $0.3 million and $0.2 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the nine months ended September 30, 2016 and 2015, the Company recorded stock-based compensation expense of $28.3 million and $36.5 million, respectively, of which $14.9 million and $18.3 million, respectively, is included in corporate expense and $1.1 million and $0.8 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

Exhibit 7